Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com

ViaSat Announces Second Quarter Fiscal Year 2014 Results

Record Adjusted EBITDA as Satellite Services Quarterly Revenues Exceed $100 Million

Carlsbad, Calif. – November 11, 2013 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the second quarter of fiscal year 2014. Revenue increased 25% compared to the same period last year to a record $353.9 million. Adjusted EBITDA also hit record levels and grew 22% year-over-year to $54.4 million for the second quarter. Non-GAAP diluted net income attributable to ViaSat common stockholders reached $0.20 per share, or $0.04 per share on a diluted GAAP basis – compared to losses of $0.04 and $0.18 per share, respectively, for the second quarter of last fiscal year.

ViaSat’s fiscal year-to-date performance also outpaced prior year levels. Revenue increased 29% to $675.0 million, Adjusted EBITDA grew 44% to $107.1 million and net income attributable to ViaSat common stockholders increased to $0.30 per share on a non-GAAP diluted basis, or $0.00 per share on a diluted GAAP basis – compared to the prior year period losses of $0.22 and $0.51 per share, respectively.

“Our fiscal second quarter again showed sustained strong growth,” said Mark Dankberg, chairman and CEO of ViaSat. “Continued steady net subscriber additions for our Exede® service on ViaSat-1 are leading the way, but we also achieved double-digit revenue increases across all of our business segments, including Government Systems. This revenue growth is yielding strong EBITDA growth, even as we increase discretionary spending to extend and protect our technology advantages. New order flow this quarter was solid and helps sustain an exciting blend of current and emerging products and services. We are especially looking forward to the approaching initiation of commercial in-flight Wi-Fi services over ViaSat-1 with our launch partner JetBlue.”

Financial Results 1

(In millions, except per share data)	Q2 FY14	Q2 FY13	First 6 Mos. FY14	First 6 Mos. FY13
Revenues	$353.9	$282.8	$675.0	$524.6
Adjusted EBITDA	$54.4	$44.6	$107.1	$74.1
Net income (loss) [2]	$1.9	$(7.9)	$0.1	$(22.3)
Diluted per share net income (loss) [2]	$0.04	$(0.18)	$0.00	$(0.51)
Non-GAAP net income (loss) [2]	$9.3	$(1.9)	$14.2	$(9.7)
Non-GAAP diluted per share net income (loss) [2]	$0.20	$(0.04)	$0.30	$(0.22)
Fully diluted weighted average shares [3]	47.1	43.6	46.9	43.4

New contract awards	$391.1	$548.0	$645.1	$880.6
Sales backlog [4]	$805.9	$965.8	$805.9	$965.8

[1]	ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2014 end on June 28, 2013, October 4, 2013, January 3, 2014, and April 4, 2014. This results in a 53 week fiscal year approximately every four to five years. Fiscal year 2014 is a 53 week year, compared with a 52 week year in fiscal year 2013. As a result of the shift in the fiscal calendar, the second quarter of fiscal year 2014 included an additional week. ViaSat does not believe that the extra week results in any material impact on its financial results.
[2]	Attributable to ViaSat Inc. common stockholders.
[3]	As the second quarter and first six months of fiscal year 2013 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.
[4]	Amounts include certain backlog adjustments due to contract changes and amendments.

Segment Results

(In millions)	Q2 FY14	Q2 FY13	First 6 Mos. FY14	First 6 Mos. FY13
Satellite Services
New contract awards	$100.0	$67.1	$196.5	$141.1
Revenues	$100.4	$67.3	$186.2	$126.6
Adjusted EBITDA	$18.5	$8.7	$35.9	$13.1

Commercial Networks
New contract awards	$104.9	$307.2	$171.3	$371.9
Revenues	$110.2	$86.5	$207.6	$162.7
Adjusted EBITDA	$8.7	$4.7	$19.9	$8.4

Government Systems
New contract awards	$186.2	$173.7	$277.3	$367.6
Revenues	$143.3	$129.0	$281.2	$235.3
Adjusted EBITDA	$27.5	$31.2	$52.1	$52.7

Satellite Services

Our Satellite Services segment reported revenues of $100.4 million for the second quarter of fiscal year 2014, an increase of 49% year-over-year. This performance set another Satellite Services revenue record and pushed Satellite Services revenues to $186.2 million year-to-date. We ended the quarter with over 590,000 consumer broadband subscribers and performed over 100,000 installations. Our quarter-over-quarter ARPU for our retail and wholesale subscribers also continued to rise, reaching a record level of over $50.70 per month, up nearly 6% from the same quarter last year with our expanded retail subscriber base and increased service offerings. Satellite Services segment second quarter Adjusted EBITDA was $18.5 million, which more than doubled the amount reported for the same period last year. On a year-to-date basis, segment Adjusted EBITDA grew by 175%, totaling $35.9 million for the first half of fiscal year 2014.

Commercial Networks

Our Commercial Networks segment generated $110.2 million in revenues during the second quarter of fiscal year 2014, an increase of $23.7 million, or 27%, compared to the same period last year. Year-to-date revenues increased by $44.9 million, or 28%, to $207.6 million reflecting continuing progress in our international Ka-band infrastructure projects, growth in aeronautical mobile broadband product sales, and development progress on a Ka-band satellite payload contract. Technology leverage across our segments continues to be an underlying theme, and this strategy succeeded again this quarter as our antenna systems product area achieved its second largest new orders quarter. Segment Adjusted EBITDA results were $8.7 million, an 84% increase versus the second quarter of last year, despite substantial increases in next generation broadband R&D investments. Year-to-date segment Adjusted EBITDA grew sharply to $19.9 million, up 136% compared to the same period last year.

Government Systems

Our Government Systems segment also reported strong revenue growth both for the second quarter of fiscal year 2014 as well as the year-to-date period, increasing 11% to $143.3 million and 20% to $281.2 million, respectively. Performance in our command and control markets coupled with growth in funded information assurance and security platforms produced strong year-over-year contributions, including 25% growth in product revenues to $105.2 million, while our government mobility and other service revenues base remained strong. Second quarter segment Adjusted EBITDA was $27.5 million, a decrease of 12% compared to the same period last year, reflecting increased near term R&D activities and network expansion spending. Year-to-date segment Adjusted EBITDA was $52.1 million for the first six months of fiscal year 2014, which was relatively consistent with the same period last year despite the current quarter investments.

Selected Fiscal Second Quarter Business Highlights

•	Awarded $21.7 million Lot 14 order for Multifunctional Information Distribution System – Low Volume Terminals (MIDS-LVT) for the U.S. government, Australia, Oman, and Thailand.

•	Ka-band in-flight Internet system received FAA certification on JetBlue Airbus 320 and United Airlines Boeing 737 aircraft.

•	Received $53.4 million in combined orders for MIDS Joint Tactical Radio System (JTRS) terminals from the Space and Naval Systems Warfare Command (SPAWAR).

•	Received over $60 million in antenna systems awards for terrestrial and satellite applications.

•	Received $3.25 million award from the U.S. Department of Energy (DOE) for the development of new tools and technologies to strengthen protection of the nation’s electric grid and oil and gas infrastructure from cyber-attack.

•	Exede In The Air in-flight Internet service selected as a finalist in the Aerospace and Security Technologies category for the 2013 Most Innovative New Product Awards, sponsored by San Diego-based CONNECT.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to future earnings, performance and growth opportunities, including with respect to our Exede Internet service, the launch of our in-flight service, and new order flow for our current and emerging products and services. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-2 satellite; unexpected expenses related to the satellite project; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all, including with respect to the ViaSat-2 satellite system; risks associated with the construction, launch and operation of ViaSat-2 and our other satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat will host a conference call to discuss the fiscal year 2014 second quarter results at 5:00 p.m. Eastern Time on Monday, November 11, 2013. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Monday, November 11 until midnight on Tuesday, November 12 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 99450482. You can also access our conference call webcast and other material financial information discussed on our conference call on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprises, and the military. The company offers fixed and mobile satellite network services including Exede by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; service to more than 2,800 mobile platforms, including Yonder® Ku-band mobile service; satellite broadband networking systems; and network-centric military communication systems and cybersecurity products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat employs over 2,900 people in a number of locations worldwide for technology development, customer service, and network operations.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Exede and Yonder are registered trademarks of ViaSat Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended
	October 4, 2013	September 28, 2012	October 4, 2013	September 28, 2012
Revenues:
Product revenues	$210,391	$168,475	$392,552	$316,204
Service revenues	143,490	114,347	282,431	208,381

Total revenues	353,881	282,822	674,983	524,585
Operating expenses:
Cost of product revenues	157,573	121,421	286,987	230,470
Cost of service revenues	104,511	95,382	210,404	173,951
Selling, general and administrative	73,593	54,079	138,374	110,580
Independent research and development	14,918	8,758	29,007	16,127
Amortization of acquired intangible assets	3,796	4,041	7,297	8,105

(Loss) income from operations	(510)	(859)	2,914	(14,648)
Interest expense, net	(9,865)	(11,508)	(20,007)	(22,994)

Loss before income taxes	(10,375)	(12,367)	(17,093)	(37,642)
Benefit from income taxes	(12,656)	(4,510)	(17,887)	(15,352)

Net income (loss)	2,281	(7,857)	794	(22,290)
Less: Net income attributable to the noncontrolling interest, net of tax	384	50	731	37

Net income (loss) attributable to ViaSat Inc.	$1,897	$(7,907)	$63	$(22,327)

Diluted net income (loss) per share attributable to ViaSat Inc. common stockholders	$0.04	$(0.18)	$0.00	$(0.51)

Diluted common equivalent shares	47,067	43,615	46,898	43,399

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended		Six months ended
	October 4, 2013	September 28, 2012	October 4, 2013	September 28, 2012
GAAP net income (loss) attributable to ViaSat Inc.	$1,897	$(7,907)	$63	$(22,327)
Amortization of acquired intangible assets	3,796	4,041	7,297	8,105
Stock-based compensation expense	8,188	5,805	15,678	12,424
Income tax effect	(4,563)	(3,808)	(8,799)	(7,900)

Non-GAAP net income (loss) attributable to ViaSat Inc.	$9,318	$(1,869)	$14,239	$(9,698)

Non-GAAP diluted net income (loss) per share attributable to ViaSat Inc. common stockholders	$0.20	$(0.04)	$0.30	$(0.22)

Diluted common equivalent shares	47,067	43,615	46,898	43,399

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended		Six months ended
	October 4, 2013	September 28, 2012	October 4, 2013	September 28, 2012
GAAP net income (loss) attributable to ViaSat Inc.	$1,897	$(7,907)	$63	$(22,327)
Benefit from income taxes	(12,656)	(4,510)	(17,887)	(15,352)
Interest expense, net	9,865	11,508	20,007	22,994
Depreciation and amortization	47,136	39,676	89,251	76,393
Stock-based compensation expense	8,188	5,805	15,678	12,424

Adjusted EBITDA	$54,430	$44,572	$107,112	$74,132

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended October 4, 2013				Three months ended September 28, 2012
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(14,638)	$(366)	$18,290	$3,286	$(19,373)	$(1,836)	$24,391	$3,182
Depreciation *	31,049	4,227	5,717	40,993	26,045	2,870	4,290	33,205
Stock-based compensation expense	1,723	3,206	3,259	8,188	1,305	2,095	2,405	5,805
Other amortization	412	1,649	262	2,323	703	1,617	88	2,408

Adjusted EBITDA before other	$18,546	$8,716	$27,528	54,790	$8,680	$4,746	$31,174	44,600

Other				(360)				(28)

Adjusted EBITDA				$54,430				$44,572

	Six months ended October 4, 2013				Six months ended September 28, 2012
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(27,616)	$2,970	$34,857	$10,211	$(41,889)	$(3,905)	$39,251	$(6,543)
Depreciation *	58,694	7,993	10,532	77,219	50,598	5,625	8,136	64,359
Stock-based compensation expense	3,293	6,102	6,283	15,678	2,633	4,612	5,179	12,424
Other amortization	1,537	2,789	389	4,715	1,728	2,075	88	3,891

Adjusted EBITDA before other	$35,908	$19,854	$52,061	107,823	$13,070	$8,407	$52,654	74,131

Other				(711)				1

Adjusted EBITDA				$107,112				$74,132

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

Assets	As of October 4, 2013	As of March 29, 2013	Liabilities and Equity	As of October 4, 2013	As of March 29, 2013
Current assets:			Current liabilities:
Cash and cash equivalents	$67,103	$105,738	Accounts payable	$125,795	$83,009
Accounts receivable, net	273,231	266,970	Accrued liabilities	155,954	161,909
Inventories	128,159	106,281	Current portion of other long-term debt	1,587	2,230

Deferred income taxes	25,087	25,065	Total current liabilities	283,336	247,148
Prepaid expenses and other current assets	36,958	40,819	Senior Notes, net	584,436	584,993

Total current assets	530,538	544,873	Other long-term debt	35,914	1,456
			Other liabilities	51,669	52,640

Property, equipment and satellites, net	1,001,584	913,781	Total liabilities	955,355	886,237

Other acquired intangible assets, net	42,608	47,170	Total ViaSat Inc. stockholders' equity	938,633	903,001
Goodwill	83,139	83,000	Noncontrolling interest in subsidiary	5,565	4,834

Other assets	241,684	205,248	Total equity	944,198	907,835

Total assets	$1,899,553	$1,794,072	Total liabilities and equity	$1,899,553	$1,794,072